                                  EXHIBIT 4.8

                               ADAC LABORATORIES
                             STOCK OPTION AGREEMENT
                    (NOT ISSUED UNDER ANY STOCK OPTION PLAN)



         THIS STOCK OPTION AGREEMENT is issued to ROBERT L. MILLER by ADAC LABORATORIES, a California corporation (the "Company").

         1. OPTIONEE; BASIC TERMS. The Optionee is hereby granted an option to purchase the number of fully paid and non-assessable shares of the Common Stock, without par value, of the Company at the option price hereinbelow set forth, subject to the following additional terms and conditions:

                 A.       GRANT OF OPTION.

                 The Company hereby grants to the Optionee an option (the "Option") to purchase 25,000 shares of the Common Stock of the Company, upon the terms and conditions set forth below. The date of grant of the Option is JANUARY 4, 1996 (the "Grant Date"). This Option is intended to be a non-qualified option, the exercise of which generally results in an immediate taxable event under the Internal Revenue Code.

                 B.       DURATION OF OPTION.

                 This Option shall have a term of five (5) years from the Grant Date and shall expire on JANUARY 4, 2001, unless terminated earlier as provided herein.

                 C.       PURCHASE PRICE.

                 The purchase price for the shares subject to the Option shall be $11.75 per share, which is equal to one-hundred percent (100%) of fair market value, being the closing price of the Company's Common Stock on the Grant Date, as reported in the Wall Street Journal.

         2. EXERCISABILITY. Subject to Section 6 regarding termination of Optionee's employment, consulting or other relationship with the Company, as currently applicable, and unless otherwise accelerated by action of the Board of Directors or pursuant to Section 7(b), this Option shall become 50% vested and exercisable on January 4, 1997 and fully vested and exercisable on January 4, 1998.


         3. METHOD OF EXERCISE AND PAYMENT. This Option may be exercised from time to time, in whole or in part, to the extent exercisable, only by delivery to an officer of the Company of the original of this Option with an appropriate Notice of Exercise duly signed by the holder, together with the full purchase price of the shares purchased pursuant to the exercise of the Option; provided, however, that this Option may not be exercised if such exercise would violate any law or governmental order or regulation. If the


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offer and sale of the shares subject to the Option has not been registered under the Securities Act of 1933, as amended (the "Act"), Optionee shall deliver to the Company, at the time of exercise, an appropriate "investment letter" in form and content satisfactory to the Company unless, in the opinion of counsel for the Company, the shares issued would not be deemed "restricted securities" within the meaning of such Act or the rules and regulations promulgated thereunder. Payment for the shares purchased pursuant to any exercise shall be made in full at the time of such exercise in cash or by check payable to the order of the Company or in Common Stock of the Company, having been owned by the Optionee for a period of six (6) months prior to such exercise, valued as of the date of exercise of the Option at Fair Market Value.

Optionee agrees to have withheld from any remuneration payable to him by the Company and/or to pay to the Company, at the time of exercise of the Option, an amount which is required to be withheld or paid pursuant to any Federal, State or local tax or revenue laws or regulations, as may be determined by the Company. The Optionee may satisfy such tax withholding by instructing the Company to withhold such number of option shares exercised which, when valued at Fair Market Value on the date of Exercise (being the closing price as reported in the Wall Street Journal), equal the total tax obligations required to be withheld.

         4. NON-TRANSFERABILITY. This Option shall not be transferred, sold, pledged, assigned, hypothecated, or disposed of in any manner by Optionee other than by will or the laws of descent and distribution to the extent hereinafter set forth. This Option may be exercised during the holder's lifetime only by the holder hereof or, upon the holder's legal incapacity to act on his/her own behalf, by the holder's conservator or other lawful representative. The Option shall be null and void and without effect upon any attempted assignment or transfer, except as hereinabove provided, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, upon the Option.

         5. TERMINATION. To the extent that this Option shall not have been exercised in full prior to its termination or expiration date, whichever shall be sooner, it shall terminate and become void and of no effect.

         6. CESSATION OF CONTINUOUS STATUS -- TERMINATION, RETIREMENT, DEATH OR DISABILITY. If the holder shall voluntarily or involuntarily cease his/her Continuous Status (defined herein as failure to maintain an employment or consulting status with the Company or severance of the relationship with the Company which gave rise to the grant of this Option) (hereinafter referred to as a "Termination"), the Option of the holder shall terminate forthwith, except that the holder shall have ninety days (90) days following the Termination to exercise this Option or any portion hereof which the holder could have exercised on the date of Termination; provided, however, that if the Termination is due to retirement by the holder on or after attaining the age of sixty-two (62) years, the

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Stock Option Agreement
(Not Issued Under Any Stock Option Plan)
ADAC Laboratories




disability of the holder or the death of the holder, the holder or the representative of the estate of the holder shall have the privilege of exercising the entire unexercised portion of this Option, provided that such exercise be accomplished (i) prior to the expiration of this Option and (ii) either within six (6) months of the holder's retirement, within six (6) months of the holder's disability, or within twelve (12) months after the date of death of the holder, as the case may be. Notwithstanding any of the foregoing, in the event of (i) wilful refusal to perform the normal duties and responsibilities delegated to him as an employee of or consultant to the Company, (ii) his expropriation of Company property (including but not limited to trade secrets or other proprietary rights), (iii) his leaving the employment of the Company in order to directly or indirectly (as an employee or agent of another business or business entity) compete with the Company or (iv) his violation of the provisions of Section 10 of this Option Agreement, the existence of which shall be determined by the Board of Directors (such decision to be made by the Board in its sole discretion and which determination shall be conclusive), this Option shall terminate immediately upon the happening of such event, and the holder shall have thereupon no right thereafter to exercise any unexercised Option he might have exercised on or prior thereto.

         7.      ADJUSTMENT OF SHARES AND ACCELERATION OF EXERCISABILITY.

                 A. STOCK SPLITS AND CAPITAL ADJUSTMENTS. If, prior to the complete exercise of this Option, there shall be declared and paid a stock dividend upon the Common Stock of the Company or if such stock shall be split up, converted, exchanged or reclassified, this Option, to the extent that it has not been exercised, shall entitle the holder, upon the future exercise of this Option, to such number and kind of securities or other property, subject to the terms of the Option, to which the holder would be entitled had he actually owned the stock subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split up, conversion, exchange, reclassification or substitution; and the aggregate purchase price upon the future exercise of the Option shall be the same as if shares of Common Stock of the Company originally optioned were being purchased as provided herein.

               B.       ACCELERATION OF EXERCISABILITY UPON "CHANGE IN CONTROL."

                          (i) Ten (10) days prior to a "Change in Control" (as defined below), this Option, if not then presently exercisable shall immediately vest and become exercisable, regardless of the original vesting schedule in Section 2. A "Change in Control" of the Company shall be deemed to have occurred if (a) any "person" or "group"





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Stock Option Agreement
(Not Issued Under Any Stock Option Plan)
ADAC Laboratories




         (as defined in or pursuant to Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the voting power of the common stock outstanding which votes generally for the election of directors; (b) as a result of market or corporate transactions or shareholder action, the individuals who constitute the Board of Directors of the Company at the beginning of any period of 12 consecutive months (but commencing not earlier than July 1, 1995), plus any new directors whose election or nomination was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of such period of 12 consecutive months, cease for any reason during such period of 12 consecutive months to constitute at least two-thirds of the members of such Board; or (c) the Company sells, through merger, sale, transfer, assignment or otherwise, in one or more transactions other than in the ordinary course of business, assets which provided at least 2/3 of the revenues or pre-tax net income of the Company and its subsidiaries on a consolidated basis during the most recently-completed fiscal year.

                          (ii) Notwithstanding paragraph (i) above, the following events shall not constitute a Change in Control: any acquisition of beneficial ownership pursuant to (a) a reclassification, however effected, of the Company's authorized common stock, or (b) a corporate reorganization involving the Company or any of its subsidiaries which does not result in a material change in the ultimate ownership by the shareholders of the Company (through their ownership of the Company or its successor resulting from the reorganization) of the assets of the Company and its subsidiaries, but only if such reclassification or reorganization has been approved by the Company's Board of Directors.

         8.      COMPLIANCE WITH SECURITIES LAWS.

                 A.       POSTPONE ISSUANCE.       Notwithstanding any
provision of this Option to the contrary, the Company may postpone the issuance and delivery of shares upon any exercise of this Option until one of the following conditions shall be met:

                          (i) The shares with respect to which such Option has been exercised are at the time of the issue of such shares effectively registered under applicable

Stock Option Agreement
(Not Issued Under Any Stock Option Plan)
ADAC Laboratories




         Federal and state securities laws now in force or hereafter enacted or amended; or

                          (ii) Counsel for the Company shall have given an opinion that registration of such shares under applicable Federal and state securities laws, as now in force or hereafter enacted or amended, is not required.

                 B.       INVESTMENT REPRESENTATION.        In the event that
for any reason the shares to be issued upon exercise of the Option shall not be effectively registered under the Securities Act of 1933 (the "1933 Act"), upon any date on which the Option is exercised in whole or in part, the Company shall be under no further obligation to issue shares covered by the Option, unless the Optionee shall give a written representation to the Company, in form satisfactory to the Company, that such person is acquiring the shares issued pursuant to such exercise of the Option for investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he/she will make no transfer of the same except in compliance with the 1933 Act and the rules and regulations promulgated thereunder and then in force, and in such event, the Company may place an "investment legend" upon any certificate for the shares issued by reason of such exercise.

         9. NO AGREEMENT OF EMPLOYMENT. Neither the grant of this Option nor this Agreement shall be deemed to create any agreement with, or obligation by, the Company to employ the Optionee for any period of time. By accepting this Option, the Optionee acknowledges that his employment, if he is an employee of the Company, is strictly "at will," and such person understands that his employment may be terminated by the Company at any time, with or without cause.

    10. ASSIGNMENT OF INVENTIONS, ETC.; NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

                 A. ASSIGNMENT OF INVENTIONS. As further consideration for the issuance of the Option, the Optionee, if he is an Employee of the Company, agrees that any and all inventions, processes, discoveries, "know-how" and improvements (collectively "Inventions") (regardless of whether the Inventions are patentable), and any and all patent rights, letters patent, copyrights, trademarks, trade name, applications therefor in the United States and all other countries and any and all rights and interests in, to and under the same, now possessed by the Optionee (except those, if any, listed next to Optionee's signature on this Agreement) or acquired after the date of this Agreement, conceived, reduced to practice, acquired, or possessed by him (either solely or jointly with others) during the Optionee's employment by the Company or any of its subsidiaries, relating in any way to the work or services performed by Optionee for the Company, or made with the Company's





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Stock Option Agreement
(Not Issued Under Any Stock Option Plan)
ADAC Laboratories




assets or the business and activities of, or the equipment, devices, processes, and formulae connected with the Company's business or any other business conducted by the Company or any of its subsidiaries shall be assigned to, and become the absolute property of, the Company and shall at all times and for all purposes be regarded as acquired and held by the Optionee in a fiduciary capacity for the sole benefit of the Company, and the Optionee agrees that, upon request, he will promptly make all disclosures, execute all instruments and papers, and perform all acts whatsoever necessary or desired by the Company to vest and confirm in it, its successors, assigns and nominees, fully and completely, all rights created or contemplated by this subparagraph A and which may be necessary or desirable to enable the Company, its successors, assigns, and nominees to secure and enjoy the full benefits and advantages thereof.

                 B.       NONDISCLOSURE OF CONFIDENTIAL INFORMATION.
The Optionee, regardless of whether he is an employee or consultant, shall not at any time, directly or indirectly use, divulge, furnish or make accessible to anyone other than the Company, its directors and officers other than in the regular course of the business of the Company or any of its subsidiaries, any knowledge or information with respect to (i) confidential or secret processes, plans, formulae, data (including cost data), machinery, devices, drawings, specifications, manufacturing procedures and techniques, methods, technology, "knowhow," or material relating to the business, products (whether existing or under development) or activities of the Company or its subsidiaries, (ii) any confidential or secret engineering, development or research work of the Company or its subsidiaries, (iii) any other confidential or secret aspect of the business, products or activities of the Company or its subsidiaries, or
(iv) any customer usages and requirements or any customer lists of the Company or its subsidiaries.

                 C. REMEDIES. The Optionee acknowledges that a breach of him of the provisions of this Agreement will cause the Company irreparable injury for which the Company cannot be reasonably or adequately compensated in damages. Such breach shall cause an immediate termination of this Option, and the Company shall be entitled, in addition to all other remedies available to it, to injunctive and/or other equitable relief to prevent a continuing breach of this Agreement, or any part of it, and to secure its enforcement.

         11. SEVERABILITY. If any condition, term or provision of this Agreement is determined by a court to be illegal or in conflict with any law, state or Federal, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular condition, term or provision determined to be unenforceable.

Stock Option Agreement
(Not Issued Under Any Stock Option Plan)
ADAC Laboratories





         12. ENTIRE AGREEMENT; CALIFORNIA LAW. This Agreement contains the entire understanding and agreement between the parties hereto respecting the within subject matter, and there are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein. The Company is a California corporation, and this Agreement shall be governed by and construed in accordance with the laws of the State of California.

         WITNESS the signature of its duly authorized officer of the Company as of the date of grant hereof.

                                             ADAC LABORATORIES



                                             By_________________________________

                                             Title:  ___________________________

Acknowledged and Agreed to*:


___________________________
        Optionee

___________________________
     Street Address

___________________________
  City, State, Zip Code

___________________________
   Social Security No.



*IF you have any "Inventions" to except from Section 10, you must IDENTIFY ALL SUCH INVENTIONS below, or, if the statement is not applicable, you must write NONE below.

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________





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                           STOCK OPTION EXERCISE FORM

                                                             Date:______________

ADAC Laboratories
540 Alder Drive
Milpitas, California  95035

Attention:  __________________

Gentlemen:

                 The undersigned elects to exercise the option to purchase _______ shares of common stock (the "Shares") of ADAC Laboratories (the "Company") under and pursuant to the stock option granted to the undersigned by the Company on _____________, 19___, under a Stock Option Agreement (the "Agreement").

                 Prior to the issuance of said Shares, I will make full payment of the purchase price for the Shares in cash or, if permitted under the terms of the Agreement, by tender of stock of the Company having a fair market value not less than the purchase price, or payment as otherwise approved by the Company. I also will make adequate provision for federal and state income tax withholding obligations of the Company, if any, that arise upon exercise, in whole or in part, of this Option.

                 In the event a portion of the purchase price for the Shares consists of my promissory note (if permitted under the Agreement), I will deliver to the Company the Shares as security for the full and timely payment of such note and I agree to deposit the stock certificate or certificates representing the Shares, along with a blank stock assignment separate from the certificate executed by me, with an escrow agent appointed by the Company (such agent may be an officer of the Company), to be held by such escrow agent pursuant to a Company-approved escrow delivered herewith.

                 I represent and agree that I am over eighteen (18) years of age, that I am acquiring the Shares for investment purposes and that I have no present intention to transfer, sell or otherwise dispose of such Shares, except as permitted pursuant to the Agreement and in compliance with applicable securities laws.

                 I further acknowledge and understand that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. I further acknowledge and understand that the Company is under no obligation to register the Shares and that, in the absence of registration, the Shares may not be transferred. I understand that the instrument evidencing the Shares will be imprinted with legends that prohibit the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company. I do not have any contract, agreement or arrangement with any person to sell, transfer or grant participations, to such person or to any third person with respect to any of the Shares.

STOCK OPTION EXERCISE FORM




                 I agree further that said Shares are being acquired by me in accordance with and subject to the terms, provisions and conditions of the Agreement, to all of which I hereby expressly assent. These agreements shall bind and inure to the benefit of my heirs, legal representatives, successors and assigns.

                 I agree that I will notify the Secretary of the Company if I sell any of the Shares purchased pursuant to this Option within one (1) year from the date I exercise all or part of this Option or within two (2) years from the date I was granted this Option. I further agree to hold all Shares purchased under this Option in my name (and not under the name of any nominee) for the one-year period immediately after exercise of this Option and the two-year period immediately after grant of this Option.

                 My address of record is:

                 ____________________________________

                 ____________________________________

                 and my Social Security Number is: ____________________

                                  Very truly yours,


Date:  ___________________        ________________________________


Receipt of the above is
hereby acknowledged:

ADAC LABORATORIES

By________________________

Title_____________________

Dated____________________